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                                                                  Exhibit (e)(3)

                                  SCHEDULE A-1

                           EATON VANCE VARIABLE TRUST

                             DISTRIBUTION AGREEMENT
                          EFFECTIVE: DECEMBER 11, 2000


Name of Funds
-------------
Eaton Vance VT Floating-Rate Income Fund